CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1AS of Rochdale Investment Trust and to the use of our report dated May 19, 1999 on the financial statements and financial highlights of the Rochdale Atlas Portfolio and Rochdale Magna Portfolio series of the Rochdale Investment Trust. Such financial statements and financial highlights appear in the 1999 Annual Report to Shareholders which is incorporated into the Statement of Additional Information.


                                        TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
June 29, 1999